CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278041) and Form S-8 (Nos. 333-278039, 333-271931, 333-254150, 333-232780 and 333-222702) of our report dated March 1, 2023, relating to the consolidated financial statements, of ACM Research, Inc. and subsidiaries (the "Company"), appearing in this Annual Report on Form 10-K of ACM Research, Inc. and subsidiaries for the year ended December 31, 2024.

    ArmaninoLLP
    San Ramon, California

March 3, 2025